Exhibit 10.5

267
Notary Stamp
Ricardo Olivares Pizarro
Signature

Notary Stamp
Ricardo Olivares Pizarro

Index No. 1,352

ACV
Mining Manifestación
Purchase Option Contract
from
Manuel Antonio Cortes Araya
To
Minera Polymet Limitada

Appearing in Vallenar, Republic of Chile, on November 25, 2011, before me, Ricardo Olivares Pizarro, Lawyer, Notary Public and Official Registrar of Commerce and Mines, with an office at 960 Calle Prat, local 14, are: Manuel Antonio Cortez Araya, ID No. 9 466 739-9, Chilean, single, domiciled at 298-A calle Arturo Alessandri, community of Vallenar, hereinafter “the Seller”; and Kevin Robert Mitchell, Canadian, married with totally separate assets, miner,  ID No.14 498 917-1, representing, as authorized, Minera Polymet Limitada, a Chilean mining company, tax No. 76 814 170-3, both domiciled at 3260 calle Baldomero Lillo, Vallenar.  The appearing parties are of legal age and have verified their identities with ID cards and state:

I: Identification of Manifestación: Manuel Cortés declares to be the sole and exclusive owner of the mining manifestación designated PIBE 1-20, located in sector Sierra la Chinchilla, community of Vallenar, Province of Huasco, Region of Atacama.  Its UTM coordinates refer to the international elipsoide reference of 1924, Datum sudamericano La Canoa of 1956, Zone 19 and are, as a point of interest, the following:  North:6.843.300.000m and East 348.500.000m.  The total surface area at the time was 200 hectares, divided into 20 properties of 10 hectares each.  The application for mensura was filed on the date of June 24, 2011, for the total of the properties stated, with a total surface area of 200 hectares, divided into 20 properties of 10 hectares each.  The manifestación is registered on page 3444, no. 2797 of the 2010 Register of Discoveries of the Registrar of Mines of Vallenar.  The mining Manifestación identified was presented before the First Court of Vallenar and the substantiation of the establishment process is in case no. V-25,114-2010.  The Manifestación PIBE 1-20 identified above will be designated hereinafter “Manifestación”.

II: Declaration of Certainty and Responsibility:  The Seller declares to be the sole owner of the Manifestación identified in Clause I of the present document, and that said Manifestación is not affected by any mortgage, ban, litigation, seizure, lien, promise of sale, option, or any other impediment that may affect free use, enjoyment or disposal and that no person may, with good reason, claim rights or report defects with respect to said Manifestación that has rightfully established and valid constitutional proceedings and has fully and timely paid all of the patents and taxes necessary for its establishment and protection.  The Seller states that there exists no legal action, judgment, claim or threat of proceeding with respect to the Manifestación and that the legal titles are lawful and established in conformity with mining legislation and no person may, with good reason, claim rights or report defects with respect to said Manifestación, and the minerals contained therein, and that there exists no overlap, clash or conflict with any third party rights that may authorize said third party to explore or exploit any substance capable of being mined on the same land or area.

III: Option to Purchase Offer:  By the present document, the Seller, Manuel Antonio Cortés Araya, grants to Minera Polymet Limitada the option to purchase and irrevocably offers to sell, assign and transfer to Minera Polymet Limitada the Manifestación designated PIBE 1-20 identified in Clause I above, authorizing Minera Polymet Limitada to accept the option cited under the terms and conditions related in this contract.  The Manifestación, and the minerals contained therein, will be sold and transferred with all of its usage, rights, customs, and obligations and free from all burdens, prohibitions, resolutory conditions, embargos, pending litigations, overlaps as well as any impediment that may affect free usage, enjoyment and disposal and with all of the mining patents fully paid.  The Seller is responsible for the clear title, in conformity with the law.

IV: Purchase Price:  The purchase price for the Manifestación identified in Clause I above is equivalent, in national currency, to the amount of US$100,000.  In spite of the above, in the event that the option to purchase the Mining Property is exercised prior to the expiration of the term indicated in Clause V that follows, the price of sale will increase by the amount of the option price that has not been accrued and paid, in conformity with that which is stipulated in Clause VII.

V: Option Term:  The option term, within which Minera Polymet Limitada may freely accept or reject the offer of sale for the mining properties identified in Clause I, expires 36 months from the date of this document.

VI: Kevin Robert Mitchell, on behalf of Minera Polymet Limitada, accepts the option granted to Minera Polymet Limitada by virtue of this document, being authorized by said company to accept or reject the offer made by the Seller so that Minera Polymet Limitada may decide to accept or not accept the purchase of the Manifestación identified in Clause I at any time from the date of this document until the expiration of 36 months, under the terms of Article 169 and other applicable articles of the Mining Code.  If Minera Polymet Limitada decides to accept the offer, it will declare its intentions by signing, before the Notary that authorizes this contract or before a substitute or replacement Notary, a public document stating the acceptance and that is accompanied by the payment of the outstanding portion of the option and sale price at the time of the signing of the acceptance document.  The Notary will submit the payment to the Seller after having registered ownership of the Manifestación referred to in this document, which is free of all liens, mortgages, prohibitions and litigations, in the name of Minera Polymet Limitada.  For this purpose, Minera Polymet Limitada will submit a cashier’s cheque in the name of the Seller to the Notary that authorizes this document so that said Notary may submit said cheque to the Seller, or to whomsoever is his rightful representative, once the registrations with the Registrar of Mines of Vallenar and the other certifications that fulfill that which is indicated in this Clause have been duly verified.  The parties expressly stipulate that the submission of the cashier’s cheque for the amount of the price of sale before indicated will produce a novation and, as a consequence, the act of submission will fully and irrevocably extinguish the obligation of Minera Polymet Limitada to pay the price of sale.  The corresponding Registrar of Mines, having seen a copy of the present document and a copy of the acceptance document that Minera Polymet Limitada may sign, will register the mining properties, identified in Clause I of this document, in the name of Minera Polymet Limitada, all by virtue of that which is stipulated in the final paragraph of Article 169 of the Mining Code that deals with option contracts for mining concession purchase, according to which, the sole acceptance of the irrevocable offer will be sufficient to complete the proposed sale, with the sole requirement that both the offer and the acceptance be recorded in public documents.  It is stated that the present option is granted to be exercised upon all of the concessions together, and as such may not be exercised upon any one of the concessions, but rather upon all of them as if they were one body.  Minera Polymet Limitada will send a copy of the acceptance that it may sign, in conformity with this Clause, to the Seller by means of ordinary mail to the address related in the appearing section of this document.  The parties agree that an error or omission in the sending of said mail will not affect the full validity and effectiveness of said acceptance and the purchase of the mining rights.  Without damage to the above, at any moment Minera Polymet Limitada may express, by public document annotated at the Registrar of Mines, its decision to decline the present option contract, without giving reason and taking the date of the marginal notation in the respective document as the date of the rejection of the offer.  The document referred to must be sent by certified mail to the domicile of the Seller 30 consecutive days prior to the anticipated date on which the marginal notation is to be made.  It will also be understood that Minera Polymet Limitada has declined to exercise the option if any one of the payments referred to in the following clause fails to be paid.  In this case, the obligation of Minera Polymet Limitada to carry out the option installment payments and the price of sale, as indicated in the following clause, will cease immediately.  Finally, in the event that Minera Polymet Limitada declines, it must lift, within 60 days and at its own expense, all of the prohibitions that may have been established with respect to these mining properties, by virtue of the present document.

VII: Option Price and Method of Payment:  The price of the option contract is the amount of US$400,000 to be paid in the equivalent of national currency pesos at the exchange rate indicated in Clause XI that follows.  Minera Polymet Limitada will pay the price to the Seller in the following manner:
a)	Payment One: With the amount in legal currency that is equivalent to US$40,000, to be paid in cash with this act and the Seller declares to have received in full conformity and satisfaction,
b)	Payment Two: With the amount in legal currency that is equivalent to US$50,000 that will be paid within the term of 6 months from the date of this document,
c)	Payment Three: With the amount in legal currency that is equivalent to US$60,000 that will be paid within the term of 12 months from the date of this document,
d)	Payment Four: With the amount in legal currency that is equivalent to US$70,000 that will be paid within the term of 18 months from the date of this document,
e)	Payment Five: With the amount in legal currency that is equivalent to US$80,000 that will be paid within the term of 24 months from the date of this document, and
f)	Payment Six: With the amount in legal currency that is equivalent to US$100,000 that will be paid within the term of 30 months from the date of this document.
Payment one shall be paid in any event.  The rest of the payments will accrue only in the case where Minera Polymet Limitada decides to pursue the option to purchase.  Therefore, if Minera Polymet Limitada declines the offer made, whether by means of a declaration as referred to in Clause V of this contract or by failing to pay the amounts related above within the terms stated, the obligation of Minera Polymet Limitada to carry out the remainder of the option payments that have not accrued as of the date of the abandonment and to pay the purchase price will cease immediately, without damage to that which is stipulated later in this document.  The Seller will not be obligated to repay the payments already received, which will be retained as sole and exclusive indemnity for the damages of any nature or type that may have, within the option term, caused the act of having impeded the negotiation or exploration of the Manifestación that is the object of this contract or that may have caused Minera Polymet Limitada to decide to decline the offer or that may have resulted from any other cause or motive related to this contract.  If, within the term of 36 months, Minera Polymet Limitada opts to acquire the mining properties, it will pay the remaining price of sale upon exercising the acceptance option within the thirty days following the date of acceptance.  In all cases the payment will be made by means of a cashier’s cheque in the name of Manuel Antonio Cortés Araya and against the signing before the Notary of the respective document who will report the payment itself.

VIII: Payment for the price of sale:  The price of sale for the Manifestación identified in Clause I, payable upon the exercising of the option to purchase, is the amount in national currency pesos equivalent to US$100,000 and which will be paid within the term of 36 months from the date of this document.

IX: Irrevocability: This contract will have the character of the option to purchase mines contract, indicated in Article 169 of the Mining Code, and agrees with the nature of irrevocability, so that the Seller may not repent or retract the offer.  Consequently, at any time the sole acceptance of the irrevocable offer by Minera Polymet Limitada, will be sufficient to complete the sale with respect to the Manifestación.  If the option term expires and Minera Polymet Limitada has not accepted the offer of sale for the Mining Properties referred to herein, it will be understood that Minera Polymet Limitada has declined to exercise the option granted in this document.  If any of the payments of the option price that are identified in Clause VII of this document are not paid, it will be understood that Minera Polymet Limitada has declined the option for the Manifestación, without the cited payment being required.  In the occurrence of any of the aforementioned events, the Seller will be able to request the cancellation of the registrations that may have been made by virtue of this contract.

X: Royalty:  Minera Polymet Limitada, in the case of exercising the purchase option in this document and provided that the Manifestación is exploited, is obligated to pay royalties, hereinafter “the Royalty”, of 1.5% of the value corresponding to the liquid or net sales of the refined minerals of copper or NSR that have been extracted from the Manifestación and have been paid for by ENAMI or any other purchaser.  This payment will have an upper limit of US$1,000,000 to be paid in the equivalent of national currency at the “observed” exchange rate.  The payment of the royalty of 1.5% corresponding to the net or liquid sales referred to above will be made monthly and, to that effect, the settlements for each period will be carried out within the 10 days following the date on which ENAMI or any other purchaser has carried out the respective payment.  The settlement will be sent to Manuel Antonio Cortés Araya, for his review, together with sufficient data to determine the amount and the value corresponding to the royalty.  If Manuel Cortés does not carry out observances regarding the settlement within seven days following the submission on the part of Minera Polymet Limitada, it will be understood that said settlement and the corresponding payment will have been totally and definitively approved.  The payment of the royalty must be accompanied by a declaration that demonstrates, with reasonable detail, the work carried out on the mining properties and the results up until the date of payment.  In with the sufficient data that Minera Polymet Limitada must provide, there must be the bills of sale from ENAMI or any other purchaser together with the respective invoice book.  In the event that Manuel Antonio Cortés Araya has observances with respect to said documents, he may request from Minera Polymet Limitada authorization to access the records related to them, having given proper advance notice.  At any time, and while the amount indicated in this clause is not fully paid, Minera Polymet Limitada may put and end to the payment of the Royalty indicated above, and as such, it must pay to Manuel Cortes the difference between the payments made as of that date and the total amount of US$1,000,000.  Nothing in the present clause shall be interpreted as though Minera Polymet Limitada assumes the obligation to exploit the Manifestación that is given as an option in this act.

XI: Exchange Rate: The amounts of money expressed as dollars in the present document will be paid in national currency pesos at the Observed U.S. Dollar exchange rate, according to the exchange rate published by the Central Bank of Chile in the Official Gazette on the day of the respective payment according to that which is stipulated in number 6 of the First Chapter of the International Compendium of Exchange Rates.  If there fails to be said exchange rate, that which is referred to in Article 20 of the First paragraph of the 2010 law will be applied.

XII: Protection of the Properties:  During the option term, the Seller will be responsible for the judicial and extrajudicial defense of the Manifestación and the minerals contained therein.  Consequently, the cost of said defense will be the exclusive responsibility of the Seller.

XIII: Prohibition to Mortgage or Transfer:  For the purpose of the fulfillment of the obligations that arise in the present unilateral purchase option contract, the Seller, in this act, establishes in favour of Minera Polymet Limitada, the prohibition to transfer, establish mortgages or any other encumbrance, promise of sale and/or entering into of acts and contracts of any nature on the Manifestación that is the object of this contract, without express prior consent from Minera Polymet Limitada.  If, in spite of the above, any act is executed or any contract is celebrated that limits or affects or that may limit or affect the tenancy, possession or ownership of the mining properties that are the object of this contract, or the minerals contained therein, that act or Contract will be terminated ipso facto once the company accepts the irrevocable offer made in this document, in conformity with Article 169 of the Mining Code and without damage to the other corresponding rights, in conformity with this contract and with the law.

XIV: Other Rights and Obligations of Minera Polymet Limitada:  Without damage to that which is established in the present contract, Minera Polymet Limitada will also have the following rights and obligations:
1)
As of this date, Minera Polymet Limitada will be able to carry out labour or work for the purpose of exploration, examination, prospecting and exploitation of the minerals in which it is interested and in any form in which they are found, and whether or not they are associated with other minerals, within the area of the Manifestación identified in Clause I above.  Minera Polymet Limitada may make their own the minerals extracted as a result of the labour or work identified above.  For these purposes, Minera Polymet Limitada may carry out work of examination, investigation, prospecting, drilling, galleries, tunnels, roads, boring, sample analysis and other necessary work sufficient to determine the decision to accept, to not pursue, to decline or to reject the option and all to be done with human resources and its own equipment or that of a third party contracted for such purposes.  Minera Polymet Limitada will be exclusively responsible for the mining worksites for exploration and exploitation that are located on the property, as well as the effects that such worksites produce, having to fulfill all applicable judicial resolutions in kind.  In the event that Minera Polymet Limitada initiates the exploitation of the Manifestación prior to the date of the exercising of the purchase option, it must pay to the Seller the Royalty indicated above.  If, after having initiated the exploitation of the Mining Properties, Minera Polymet Limitada decides to accept the offer of sale and to exercise the option to purchase the Manifestación, the amounts paid as Royalty, as described in the present number, will be considered an advance on the price of sale.  Likewise, in the event that Minera Polymet Limitada decides not to accept the offer of sale and to not exercise the option to purchase the Manifestación, the amounts paid as Royalty as described in the present number, will remain the property of the Seller as indemnity for damages.

2)
To make the payments agreed upon in the amounts indicated, within the terms stipulated in Clause VII of the present document, unless it is decided to not pursue, to decline or to reject the purchase option.

3)
To reimburse the Seller for the amounts paid as payments or patents for the protection of the mining properties that are the object of this contract and identified in Clause I, and those which are incurred during the option term.

4)	To not establish mining concessions for itself or for a third party in the area of the Manifestación identified in Clause I of this document.
5)
To carry out all of the geophysical and geological studies and drilling campaigns at its own consideration and when deemed convenient, for the purpose of making a decision to exercise the Purchase Option.  If the decision is to not exercise the option, said studies will be submitted, without cost and in their entirety, to the Seller within the term of 60 days.

6)
The parties are in agreement that in the event that, for any reason outside of their control, including the acts of nature examined in Article 45 of the Civil Code, Minera Polymet Limitada finds itself unable to carry out the work of exploration, examination and prospecting on the Manifestación, the terms indicated in the present document will be suspended while the impediment lasts and remains.  The terms related will be increased by the number of days they were suspended.

XV: Prohibitions and Limitations:
1)
The Seller shall not, for the benefit of a third party, whether they are concession miners or surface landowners, establish obligations or other rights that may totally or partially affect the exercising of the rights that Minera Polymet Limitada acquires in the present contract.  Likewise, rights of any nature regarding the surface land, surface and subterranean waters shall not be established for the benefit of a third party.  Equally, in the event that Minera Polymet Limitada must establish obligations in order to carry out the work of exploration, discovery, sample analysis and the gathering of minerals, the Seller is obligated to give the written authorization required to obtain said obligations.

2)
The Seller is obligated to maintain strict confidentiality regarding all of the information, technical data from exploration and exploitation, and know-how as well as all other information related to the work Minera Polymet Limitada or its contracted parties develop on the mining properties.

3)
Manuel Antonio Cortés Araya shall not file new pediments or manifestaciones and shall not establish new exploration or exploitation concessions, either for himself or for a third party, within the area of the mining Manifestación identified in Clause I of this document.

4)
Manuel Antonio Cortés Araya shall not totally or partially assign or transfer the rights and authorizations that are dealt with in this contract, without prior and written consent from Minera Polymet Limitada

XVI: Water Rights:  During the term of the present contract, Minera Polymet Limitada may use the water that originates within the area of the Manifestación for the work of exploration.  Likewise, Minera Polymet Limitada may also, at its own expense, request the exploration of subterranean water or rightfully request the respective subterranean water use rights.

XVII: Assignment of the Contract on the part of Minera Polymet Limitada:  Minera Polymet Limitada may, being authorized by the Seller, at any time sell, assign, transfer or dispose of in any form, all or part of its rights in this contract or of the mining properties and other goods acquired by virtue of this contract, provided that the purchaser or assignee of such rights promises to fully observe the obligations that Minera Polymet Limitada has contracted in this document.

XVIII: Domicile:  For all legal purposes, the parties establish their domicile in the city and community of Vallenar, and defer to the authority of the courts of said city.

XIX: Expenses: The notary, Registrar, and other expenses generated as a result of the signing of this option contract will be the responsibility of Minera Polymet Limitada.

XX: Power of Attorney:  The contracting parties agree to grant power of attorney to Néstor Pérez de Arce Senoceaín, national ID no. 2 497 949-8, domiciled at 1583 calle Prat in the city of Vallenar, so that he may issue the public or private documents needed for the purpose of correcting errors, rectifying, clarifying, adding, complementing, and omitting all of the facts, citations, designations, mentions and records of any nature that may be necessary for the completion, registration and subregistration of the present document with the registers of the respective Registrar of Mines or any other corresponding Registrar.

XXI: Power:  The holder of an official copy of the present document is authorized to request the registrations, subregistrations, marginal annotations and any other procedures that the parties wish to make before the Registrar of Mines or any other corresponding Registrar.  The legal capacity of Kevin Robert Mitchell to represent Minera Polymet Limitada is stated in the public document of Constitution of said company dated July 17, 2007 and signed before the notary of Vallenar, Ricardo Olivares Pizarro, and is not inserted here because it is known by the parties and the authorizing Notary.  Minutes drawn up by the lawyer Enrique Benítez Urrutia and received by email.  After having read and understood the appearing parties sign.  Copies are given.  Annotated in the index under no. 1,352. I hereby swear.

XXXXX (illegible on translator copy) 50000
XXXXX (illegible on translator copy 214060

Signature and fingerprint
Manuel Antonio Cortes Araya
C.I.No. 9466739-9

Signature and fingerprint
Kevin Robert Mitchell
C.I.No. 14498917-1
Authorized representative of Minera Polymet Limitada

Notary Stamp
Ricardo Olivares Pizarro
Signature

Notary Stamp
Ricardo Olivares Pizarro
Signature

I sign and stamp the present copy as a true copy of the original.
C7 DIC 2011
Vallenar

Ricardo Olivares Pizarro
Registrar of Mines
Vallenar

This Registrar of Mines certifies that on this date the purchase option contract for the Manifestación  between Manuel Antonio Cortés Araya and Minera Polymet Limitada for the mining property designated “PIBE 1-20” is entered on page 228, no.32 of the 2011 Register of Mortgages and Liens and the prohibitions on the back of page 39, no.23 of the 2011 Register of Bans and Prohibitions and also note has been made in the margin of the following registrations on page 3444, no.2797 of the 2011 Register of Discoveries of this Registrar of Mines of Vallenar.

Vallenar, December 7, 2011

Notary Stamp
Ricardo Olivares Pizarro
Signature